Vertex Energy, Inc. 8-K

Exhibit 99.1

VERTEX ENERGY, INC. ANNOUNCES PARTNERSHIP WITH TENSILE CAPITAL MANAGEMENT TO COMPLETE DEVELOPMENT OF HIGH PURITY BASE OIL PROJECTS

--Secured up to $34.2 million Private Investment from Tensile --

--Tensile Investment to Support Production of High-Purity Base Oils at Heartland and New Production at Myrtle Grove--

-- Transaction Has the Ability to Provide Significant Liquidity to Vertex--

HOUSTON – July 31, 2019 -- Vertex Energy, Inc. (NASDAQ: VTNR, “Vertex” or the “Company”), a leading specialty refiner and marketer of high-purity hydrocarbon products, today announced a joint venture partnership with San Francisco-based investment firm Tensile Capital Management LLC (“Tensile”). Under the terms of the definitive agreements, Vertex has secured $3 million in funding to develop the currently idled site in Belle Chase, Louisiana (“Myrtle Grove”), and in the event Tensile exercises the option described below to close Phase Two, up to an aggregate of an additional $14.5 million to accelerate the full development of the Heartland refinery and business in Columbus, Ohio.

Under the terms of the agreements, and subject to a successful pilot program and the exercise of Tensile’s option to move forward with Phase Two, as discussed below, the Heartland refinery and Myrtle Grove will be owned jointly by Vertex and a fund managed by Tensile through two newly created special purpose vehicles (“SPVs”), the Heartland SPV (“HSPV”) and the Myrtle Grove SPV (“MGSPV”). Vertex will retain a 35% interest in the HSPV, while Tensile will assume a 65% interest. Separately, Vertex will retain an 85% interest in the MGSPV, while Tensile will assume a 15% interest.

In exchange for its interests in the SPVs, Tensile has agreed to (1) provide $3.0 million to the balance sheet of the MGSPV and $1 million to Vertex, (2) purchase (a) 1.5 million newly issued restricted shares of Vertex common stock, and (b) ten-year cash warrants to purchase 1.5 million common shares at an exercise price of $2.25 per share, at a price of $1.48 per unit (share and warrant), a trailing 10-day volume weighted average price, and in the event Tensile exercises the option for Phase Two, (3) purchase $13.5 million of HSPV interests from Vertex in exchange for a $13.5 million cash infusion to Vertex’s balance sheet; and (4) invest $7.5 million of cash in the HSPV at closing, with the option to deploy another $7.0 million into the HSPV. The transaction includes two distinct closing phases, as outlined below.

Per the agreements, Vertex has the option to repurchase the Tensile interests in each SPV after three years, while Tensile can put its interest to Vertex after five years. Vertex will retain operational control of both the Heartland refinery and Myrtle Grove.

●	Phase One. Phase One, which closed on July 26, 2019, involved (1) the creation of the MGSPV; (2) Tensile’s acquisition of a 15.6% interest in the MGSPV for total consideration of $4 million (of which $1 million was paid to Vertex); (3) Tensile’s purchase of 1.5 million newly issued shares of Vertex common stock; (4) a grant to Tensile of warrants to purchase 1.5 million shares of common stock for cash; and (5) the commencement of a pilot program to test the viability of high-purity base oil production from used motor oil feedstocks. Upon successful completion of the pilot program, which is expected to occur during the fourth quarter of 2019, and subject to Tensile’s option to move forward with Phase Two, Phase Two of the transaction, as discussed below, will close.

●	Phase Two. Phase Two is expected to close on or before December 31, 2019, subject to Tensile’s option to move forward, and includes (1) the creation of the HSPV, of which Tensile will acquire a 65% interest; (2) Tensile’s purchase of $13.5 million of interests from Vertex which is expected to result in a $13.5 million cash infusion to Vertex’s balance sheet; and (3) Tensile’s investment of $7.5 million in the HSPV (with the option to invest an additional $7 million).

Assuming the closing of Phase Two, Vertex plans to commence investment activities to expand the HSPV, which is expected to include new capital improvements in the refinery and expansion of the UMO collections business by year-end 2022.

“Our partnership with Tensile achieves a number of important strategic objectives, the combination of which, we believe, positions Vertex for long-term profitable growth,” stated Benjamin P. Cowart, Chairman and CEO of Vertex Energy. “First and most importantly, assuming the closing of Phase Two, this transaction further positions Vertex to become one of the leading producers and marketers of high-purity base oils in North America, while providing significant annualized EBITDA contributions to both Vertex and Tensile. Second, this transaction serves to significantly improve our liquidity profile, while investing in targeted, high-return investments, such as the expansion of our UMO collections truck fleet. Finally, this transaction has been structured to provide Vertex significant optionality around the repurchase of Tensile’s ownership interests in both SPVs on pre-determined formulas, a valuable call option that we intend to act upon in future years.

“Tensile is a valued partner, one who supports our vision to become a vertically integrated refiner and marketer of high purity base oils and IMO 2020 compliant marine fuels. Ultimately, we believe this transaction will allow us to pursue minimally dilutive, high-return investments on favorable terms for all shareholders. Further, we believe this transaction highlights the evident disconnect between our discounted equity valuation and the actual market value of our asset portfolio,” stated Mr. Cowart.

“Vertex is a respected leader within the specialty refining industry, one led by a strong team of energy veterans that have assembled a valuable portfolio of complementary assets,” stated Doug Dossey, Managing Partner of Tensile Capital Management, who continued, “We see a significant opportunity for Vertex to leverage their specialized expertise in their core markets and believe our financial support will help them to create meaningful value for all shareholders. We look forward to supporting the Vertex team as they transition into their next phase of growth”.

Vertex will provide additional details regarding this transaction on the Company’s second quarter 2019 results conference call scheduled for August 7, 2019.

Investor Relations Contact

Noel Ryan, IRC

720.778.2415

ir@vertexenergy.com

About Vertex Energy Inc.

Houston-based Vertex Energy, Inc. (NASDAQ: VTNR) is a specialty refiner of alternative feedstocks and marketer of high-purity petroleum products. Vertex is one of the largest processors of used motor oil in the U.S., with operations located in Houston and Port Arthur (TX), Marrero (LA), and Columbus (OH). Vertex also has a facility, Myrtle Grove, located on a 41-acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydro-processing and plant infrastructure assets, that include nine million gallons of storage. Vertex has built a reputation as a key supplier of Group II+ and Group III base oils to the lubricant manufacturing industry throughout North America.

About Tensile Capital Management

Tensile Capital Management LLC is a San Francisco-based private investment firm managing $1.4 billion in an “evergreen” fund focused on making long-term investments in a concentrated portfolio of select businesses. Tensile has the flexibility to invest in both public and private businesses through minority as well as control investments. The firm takes an active and collaborative approach to partnership with strong management teams and boards of directors, offering experience and insight, creative problem solving and strategic, long-term planning on key initiatives over an investment horizon of five to ten years.

Cautionary Statement Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Vertex Energy’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.